UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

             Date of Report (Date of earliest reported): May 6, 2004

                          CORRIDOR COMMUNICATIONS CORP.
               (Exact name of registrant as specified in charter)

        Delaware                   000-29645                     94-3402831
(State or other jurisdiction      (Commission                   (IRS Employer
    of incorporation)             File Number)               Identification No.)

             1235 Pear Ave. Ste 109, Mountain View California 94043
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 961-5707

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ASSET PURCHASE AGREEMENT

On May 6, 2004, Corridor Communications Corp., a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with Corridor Communications Corporation, an Oregon corporation ("Corridor-Oregon"), whereby the Company acquired all of the assets of Corridor-Oregon in exchange for 12,000,000 shares of common stock of the Company. Corridor-Oregon is a Wireless Internet Service Provider ("WISP") providing high-speed ubiquitous connectivity to single family homes, businesses and hotspots.

The 12,000,000 shares of common stock issued pursuant to the Agreement were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the acquisition of the assets of Corridor-Oregon is a transaction not involving a public offering. All certificates evidencing the shares bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

DESCRIPTION OF BUSINESS

Overview

Corridor-Oregon is engaged in the provision of high speed Internet access through the use of Wireless Fidelity ("WiFi") technology. Corridor-Oregon has focused its marketing efforts on users that are denied the benefits of a fast Internet line for a variety of reasons, the most common of which are distance from a telephone company central office and poor infrastructure deployment of the local cable provider. In areas where there may be some overlap with cable access and DSL, Corridor-Oregon believes it is competitive in terms of price, performance, installation lead times and the added benefit of un-tethered access. Subscribers within the hot zone have the added benefit of "un-tethered" Internet access. Unlike cable or DSL services, Corridor-Oregon's customers can surf the web and check their email as long as they are within a hot spot. Corridor-Oregon can deploy its high-speed service without the need for construction, permits or licenses. Once a hot zone is selected, it will be able to provide services within a matter of weeks. A hot zone or hot spot is a geographical area which we service in which users can access the Internet on a wireless basis without the use of traditional Internet connections.

Products and Services

Corridor-Oregon is a Wireless Internet Service Provider (WISP) with a variety of services tailored for home and business users. The speed of the service (actual bandwidth to and from the computer) is comparable to most DSL and cable services (approximately 384k to 768k).

Corridor-Oregon provides a variety of different services for home or business users as well as access for users that are "just passing through". In addition to providing Internet access, Corridor-Oregon will also provide use of email accounts and a web site which varies in size from 5MB to 15MB. The cost of Internet access range from $29.95 per month to $79.95 per month. Corridor-Oregon also provides daily and weekly rates. Corridor-Oregon sells WiFi adapters, which allow any standard computer to access its WiFi network.

Operations Overview

Corridor-Oregon has deployed the WISP service in the Salem, Oregon area. Its operations are comprised of three major components. As Corridor-Oregon deploys its services into additional geographical areas, it will be focused on these three components:

      o     A centralized Network Operations Center;
      o     Home Office; and
      o     Hot Zone Management Centers.

Corridor-Oregon will deploy an automated billing system that allows new subscribers to sign up for the service through a website. All billing, administrative systems, email servers and website servers will be centralized in its Network Operations Center located in Irvine, California. The Network Operations Center will be monitored on a continuous basis.

All corporate administrative functions such as accounting, human resources, legal and executive management will be located in the Home Office. In addition, continuous customer care, marketing support and sales support will also be located in the Home Office.

The Hot Zone Management Centers will be responsible for all sales and marketing within its Hot Zones. This will ensure the local positioning and community involvement that is required to develop customer loyalty within the Hot Zone. The Management Centers will also be staffed with network engineers whose primary responsibility is the quality of the WiFi service and maintenance of the upstream to the Internet. These offices will manage multiple hot zones when appropriate.

Hot Zone Architecture

The following is a brief overview of Corridor-Oregon's "Hot Zone" architecture. In order to provide the highest quality service at the lowest cost, it has developed a hybrid infrastructure. This infrastructure provides a dependable, high performance service which is incrementally scaled at a very low cost.

Corridor-Oregon uses hybrid approach of using 5.7Ghz as the backbone of its hot zone operations and 2.4Ghz as the access point for its users. The 5.7Ghz frequency was chosen for its performance over long distances. However, the cost of 5.7Ghz system is approximately four times that of a 2.4Ghz system. In addition, most laptops and inexpensive wireless modems operate at 2.4Ghz. Therefore, providing ubiquitous coverage at 5.7Ghz was both costly and inefficient. As a result, Corridor-Oregon has adopted this hybrid approach.

The maximum distance (dependent on terrain and conditions) of the 5.7Ghz backbone is approximately 15 miles with a sustained data rate of 11Mbps. The maximum distance of the 2.4Ghz access point is approximately 2 miles with a sustained data rate of 11Mbps.

Business Development Strategy

In order to quickly penetrate a new territory, Corridor-Oregon intends to acquire an indigenous Internet Service Provider ("ISP") within chosen territories. We are currently seeking out territories, which meet the following criteria:

      o     Limited or no access to "wired" high speed services;
      o     Average household income at or above the national average; and
      o     Population density of 350,000 residents and above.

In order to qualify as an acquisition candidate, the ISP must have a base of over 2,000 subscribers and a strong brand recognition with the local community. Corridor-Oregon will then overlay the ISP with its WiFi infrastructure. Although as of the date hereof, Corridor-Oregon does not have any plans, arrangements or agreements for any specific acquisitions, it believes that a typical acquisition will be within the range of $350,000 to $450,000. Corridor-Oregon does not currently have cash reserves or funding to complete the proposed acquisitions and, therefore, expects that all acquisitions will consummated through the issuance of shares of common stock of the Company.

In addition, Corridor-Oregon will allow other ISPs, computer resellers and retailers to market its services through an affiliate program. Affiliates will receive a percentage of the revenue generated for each subscriber that they sign up.

Marketing

The Hot Zone Management Centers will be responsible for marketing
Corridor-Oregon's services within their respective territories. Each center will be allocated a marketing budget to used for the following:

      o Advertising - local newspaper advertisements will be run on an ongoing basis. Design and purchase of the ad space will be managed by the corporate office to ensure consistency between territories.
      o Community Events - Corridor-Oregon will be visible in local community events. For example, renting booth space at local fairs and fund raising functions.
      o Public Relations - An ongoing PR campaign with the local press will ensure continued visibility within the territories.

Each Hot Zone Management center will be staffed with telesales representatives. These sales representative will be responsible for developing new opportunities through a combination of telemarketing, direct mail and other techniques. Where appropriate, the Hot Zone Management Center will be staffed with major accounts sales representatives that will focus on multi-tenant dwellings such as apartment and office buildings.

Regulation of Wireless Communications

Currently, Corridor-Oregon's technology is deployed in the license free frequency bands. As such, its products are not subject to any wireless or transmission licensing in the United States. Continued license-free operation will be dependent upon the continuation of existing government policy and, while we are not aware of any policy changes planned or expected, this cannot be assured. License-free operation of its products in the 2.4 GHz bands and the 5.7 GHz bands are subordinate to certain licensed and unlicensed uses of the bands and Corridor-Oregon's products must not cause harmful interference to other equipment operating in the bands and must accept interference from any of them. If Corridor-Oregon should be unable to eliminate any such harmful interference, or should its products be unable to accept interference caused by others, Corridor-Oregon or its customers could be required to cease operations in the bands in the locations affected by the harmful interference. Additionally, in the event that bands become unacceptably crowded, and no additional frequencies are allocated, Corridor-Oregon's business could be adversely affected.

Employees

Corridor-Oregon currently has one full-time employee and two consultants.

EXECUTIVE OFFICERS AND DIRECTORS

As a result of the acquisition, Mr. J Micheal Heil was appointed to the Board of Directors of he Company. In addition, Scott Mac Caughern and Michael Liccardo will continue to serve on the Company's Board of Directors. The following are the directors biographies:

SCOTT MAC CAUGHERN has served as Chairman and Chief Executive Officer of the Company since April 28, 2003. He has held various senior executive positions within the securities industry. Since 1993, Mr. Mac Caughern has been president of Mac Caughern Trade Development, which is a national full service communications company to the capital markets. Mac Caughern Trade Development has focused on management and financial consulting services, specializing in strategic marketing, establishing distribution channels for products, mergers and acquisitions and financial public relations. Mr. Mac Caughern has held various senior executive positions within the securities industry including running his own OSJ Securities firm for Roundhill Securities, in Park City, Utah. After resigning from Roundhill Securities in 1997, Mr. Mac Caughern has focused on identifying unique opportunities in the public markets and has implemented his innovative financial solutions for client companies. Mr. Mac Caughern attended Central Connecticut State College. Additionally, since October 2001, Mr. Mac Caughern has been a Professional Services Reserve for the Orange County Sheriff's Department in Orange County California.

MICHAEL A. LICCARDO has served as a director since February 2001, and as the Chief Executive Officer, President and Chairman of the board from April 2001 until April 28, 2003 at which time he resigned. Mr. Liccardo has been the President and Chief Executive Officer of Optivision, the Company's wholly-owned subsidiary, since 1998 and chairman since December 1999 until April 28, 2003 at which time he resigned as Chairman. With over 25 years of experience in the high technology industry in various senior marketing, operations and financial management positions, Mr. Liccardo has directed business strategy for a broad range of markets, including computer and peripheral systems, software, semiconductors and multimedia communication. Prior to joining Optivision, Mr. Liccardo served in various executive management positions at Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip products, including vice president of business development, vice president of strategic planning, and vice president and general manager. While at Cirrus Logic, Mr. Liccardo directed the spin off of Lexar Media. Previously, Mr. Liccardo was the chief operating officer of Scientific Micro Systems where he successfully completed its initial public offering. Mr. Liccardo also served as a member of the board at BusLogic. Mr. Liccardo holds both master and Bachelor of Science degrees in electrical engineering from the University of California at Berkeley, and an MBA from Stanford University.

J. MICHAEL HEIL serves as a director of the Company. Since 1980, Mr. Heil has been involved with building, owning and operating Cable Television systems, Satellite Broadcast Networks, and other related communication companies. From 1980 to 1985 he built and operated cable television systems in Arizona and California that he eventually broke up and sold to Cable America, Times Mirror Inc and others. In 1984, Mr. Heil started Hotel Movie Network, a pay-per-view television company, which provided service to the hospitality industry to over 20,000 hotel rooms mostly in the western United States. Hotel Movie Network subsequently merged with Television Entertainment Network, a Canadian public company, where he combined the two companies and worked as Chairman and CEO until 1989. In 1990, he joined the management team for the Washington D.C. based COMSAT as Director of Operations. At that time, COMSAT was the world's largest operator of orbiting geostationary satellites and operated nearly 500,000 hotel pay-per-view rooms. In 1993, he formed a new organization, Skylink America which purchased a 240,000-subscriber satellite pay per view business from COMSAT and moved it Oregon. After one year of operation, Skylink America merged with Northwest Communications, an Oregon communications and cellular company. In 1995, Mr. Heil co-founded, owned and managed a satellite transponder leasing company, Programming Services Inc. with leased time from Hughes Satellite. Programming Services Inc. provided long term leased contracts for the digital space segment. Programming Services Inc. also operated four digital networks and an uplink and playback facility. In 1996, Mr. Heil accepted a position as Chairman and CEO of C3D Television Inc., an AMEX company. C3D created patented technology that produced television special effects programming content. Mr. Heil served as Chairman and CEO of C3D until it was sold to a Korean media provider in 2000. From 2001 until commencing operations of Corridor-Oregon, Mr. Heil worked for TriStar Media, an Internet, print, and television Media marketing company, which developed content and provided video commercials on the Internet. Mr. Heil graduated from Westwood High School in mesa, Arizona in 1972 and Attended Mesa Community College from 1973-1975.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock, as of May 10, 2004, by:

      o each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;
      o     each of our directors;
      o     each of our named executive officers; and
      o     all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of May 10, 2004 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 378,162,623 shares of common stock outstanding as of May 10, 2004

                          NAME AND ADDRESS                      NUMBER OF SHARES        PERCENTAGE OF SHARES
                        OF BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)       OUTSTANDING (1)
                       ---------------------                 -----------------------   -----------------------
5% Stockholders
---------------
Alpha Capital Aktiengesellschaft (2)
  Pradafant                                                         37,778,446                  9.99%
  79490 Furstentums, Vaduz, Liechtenstein

Stonestreet Limited Partnership (2)
  260 Town Centre Blvd.,                                            37,778,446                  9.99%
  Suite 201, Markham, ON, L3R 8H8, Canada

Bristol Investment Fund, LTD (2)
   Caledonian House, Jennett Street, George Town                    37,778,446                  9.99%
   Grand Cayman, Cayman Islands

SDS Merchant Fund, LP (2)
   53 Forest Avenue, 2nd Floor                                      37,778,446                  9.99%
   Old Greenwich, Connecticut 06870

Executive Officers and Directors (2)
Michael A. Liccardo(5)                                             232,726,356                 41.79%
Scott Mac Caughern                                                           0                     *%
J. Michael Heil(4)                                                  12,000,000                  3.17%
All directors and executive officers as a group (3 persons)        244,726,356                 43.95%

----------
* Less than 1%.

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days as of May 10, 2004. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on May 10, 2004 any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The shareholder has contractually agreed to not convert convertible debentures or exercise warrants in excess of 9.99% of the Company's outstanding shares of common stock.

(3) Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Amnis Systems Inc., 1235 Pear Ave., Ste. 109, Mountain View, CA 94043.

(4) Includes 12,000,000 shares of common stock owned by Corridor Communication Corporation, an Oregon corporation, of which Mr. Heil is a director, officer and shareholder.

(5) Mr. Liccardo's beneficial ownership includes (i) 54,018,677 shares of common stock and (ii) 178,707,679 shares of common stock that are issuable upon conversion of the convertible debenture in the amount of $1,000,763 held by Mr. Liccardo, which is convertible into common stock at the lower of $0.35 or 70% of the average of the lowest three intraday prices of our Common Stock during the 20 trading days immediately preceding the applicable conversion date.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of businesses acquired.

      Audited Financial Statements of Corridor Communications Corp, an Oregon corporation, for the years ended December 31, 2003 and December 31, 2002.

(b)   Proforma Financial Information

      Proforma Financial Information.

(c)   Exhibits.

Exhibit No.     Description
-----------     -----------

10.1            Asset Purchase Agreement dated May 6, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CORRIDOR COMMUNICATIONS CORP.


Date: May 11, 2004                      /s/ Scott Mac Caughern
                                        ----------------------------------------
                                        Scott Mac Caughern,
                                        Chief Executive Officer

                       CORRIDOR COMMUNICATIONS CORPORATION
                              FINANCIAL STATEMENTS
               INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

                                    CONTENTS

                                                                         Page
                                                                         ----

INDEPENDENT AUDITORS' REPORT:

     Report on Audited Financial Statements                               F-1

FINANCIAL STATEMENTS:

      Balance Sheet as of December 31, 2003                               F-2
      Statement of Operations for the period from inception
         (September 16, 2003) to December 31, 2003                        F-3
      Statement of Stockholders' Deficit for the period from
         inception (September 16, 2003) to December 31, 2003              F-4
      Statement of Cash Flows for the period from inception
         (September 16, 2003) to December 31, 2003                        F-5
      Notes to Financial Statements                                   F-6 - F-13

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders of
Corridor Communications Corporation

We have audited the accompanying balance sheet of Corridor Communications Corporation (a development stage company) as of December 31, 2003, and the related statements of operations, stockholders' deficit and cash flows for the period from inception (September 16, 2003) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corridor Communications Corporation as of December 31, 2003, and the results of its operations and its cash flows for the period from inception (September 16, 2003) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred a net loss of $112,379 for the period from inception (September 16, 2003) to December 31, 2003, has a working capital deficit of $81,183 as of December 31, 2003 and has no established source of revenue. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 14, 2004

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        2003
                                                                    ------------
                            ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                      $      67
                                                                     ---------
TOTAL CURRENT ASSETS                                                        67

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,556       62,529
                                                                     ---------
TOTAL ASSETS                                                         $  62,596
                                                                     =========

              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable                                               $  37,500
      Accrued salary - related party                                    43,750
                                                                     ---------
TOTAL CURRENT LIABILITIES                                               81,250
                                                                     ---------

COMMITMENTS AND CONTINGENCIES                                               --

STOCKHOLDERS' DEFICIT
      Common stock; $0.001 par value; 10,000,000 shares
        authorized; 5,000,000 shares issued and outstanding              5,000
      Additional paid-in capital                                        88,725
      Deficit accumulated during development stage                    (112,379)
                                                                     ---------
TOTAL STOCKHOLDERS' DEFICIT                                            (18,654)
                                                                     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                          $  62,596
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                                  INCEPTION
                                                            (SEPTEMBER 16, 2003)
                                                                TO DECEMBER
                                                                  31, 2003
                                                                -----------

NET REVENUE                                                     $        --
                                                                -----------
OPERATING EXPENSES
     Research and development                                        65,015
     General and administrative expenses                             47,364
                                                                -----------
     TOTAL OPERATING EXPENSES                                       112,379
                                                                -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                             (112,379)

PROVISION FOR INCOME TAXES                                               --
                                                                -----------

NET LOSS                                                        $  (112,379)
                                                                ===========

NET LOSS PER SHARE:                                             $     (0.02)
                                                                ===========
     BASIC AND DILUTED

WEIGHTED AVERAGE SHARES OUTSTANDING:
     BASIC AND DILUTED                                            5,000,000
                                                                ===========

   The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT

    FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

                                                                                        DEFICIT
                                                                                       ACCUMULATED
                                                      COMMON STOCK         ADDITIONAL    DURING
                                                   ---------------------    PAID-IN    DEVELOPMENT
                                                    SHARES      AMOUNT      CAPITAL       STAGE        TOTAL
                                                   ---------   ---------   ---------   ----------    ---------
BALANCE, SEPTEMBER 16, 2003                               --   $      --   $      --   $       --    $      --

Contribution of property and equipment, valued
     at $0.017 per share on 9/16/03                1,238,646       1,239      20,171                    21,410
Contribution of research and development, valued
    at $0.017 per share on 9/16/03                 3,761,354       3,761      61,254                    65,015
Cash contributions by stockholders                                             7,300                     7,300
Net loss                                                                                 (112,379)    (112,379)

                                                   ---------   ---------   ---------   ----------    ---------
BALANCE, DECEMBER 31, 2003                         5,000,000       5,000   $  88,725   $ (112,379)   $ (18,654)
                                                   =========   =========   =========   ==========    =========

   The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                 Inception
                                                            (SEPTEMBER 16, 2003)
                                                                TO DECEMBER
                                                                 31, 2003
                                                            -------------------

CASH FLOW FROM OPERATING ACTIVITIES:
    Net loss                                                     $(112,379)
    Adjustment to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization expense                        2,556
        Contribution of research and development                    65,015
    Increase (decrease) in:

      Accrued salary                                                43,750
                                                                 ---------
Net cash used in operating activities                               (1,058)
                                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                              (6,175)
                                                                 ---------
Net cash used in investing activities                               (6,175)
                                                                 ---------

CASH FLOW FROM FINANCING ACTIVITIES:
    Capital contribution of cash by stockholders                     7,300
                                                                 ---------
Net cash provided by financing activities                            7,300
                                                                 ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               67

CASH AND CASH EQUIVALENTS, Beginning of period                          --
                                                                 ---------

CASH AND CASH EQUIVALENTS, End of period                         $      67
                                                                 =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Interest paid                                                $      --
                                                                 =========
    Income taxes paid                                            $      --
                                                                 =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
    FINANCING ACTIVITIES:
    Contribution of property and equipment                       $  21,410
                                                                 =========
    Property and equipment paid by accounts payable              $  37,500
                                                                 =========


   The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Organization and Line of Business

      Corridor Communications Corporation was incorporated under the laws of the State of Oregon on September 16, 2003. The Company uses Wireless Fidelity ("WiFi") technology to economically provision high-speed access to users spread out across large geographic areas or "hot zones". Subscribers within the hot zone have the added benefit of "un-tethered" Internet access. Unlike cable or DSL services, the Company's customers can surf the web and check their email while in the park, local coffee shop or in the comfort of their own back yard. The Company is a Wireless Internet Service Provider (WISP) with a variety of services tailored for home and business users. The speed of the service (actual bandwidth to and from the computer) is comparable to most DSL and cable services (approximately 384k to 768k).

      Development Stage Enterprise

      The Company is a development stage enterprise as defined by the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception of the Company have been considered as part of the Company's development stage activities.

      Basis of Presentation

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss for the period from inception (September 16, 2003) to December 31, 2003 of $112,379 and had a working capital deficit of $81,183 at December 31, 2003. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company is negotiating the merger with a public company (see Note 7) that will be able to access the capital markets to provide adequate funding for the Company to fund its business plan.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its property and equipment. Actual results could differ from these estimates.

      Fair Value of Financial Instruments

      For certain of the Company's financial instruments, including cash, accounts payable and accrued salary, the carrying amounts approximate fair value due to their short maturities.

      Cash and Cash Equivalents

      For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

      Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company will extend credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

      Property and Equipment

      Property and equipment consisting of transmission equipment, computers, furniture and fixtures are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. A summary of the estimated useful lives is as follows:

               Description                                       Useful Life
               -----------                                       -----------

          Transmission equipment                                   5 years
          Computers and office equipment                           3 years
          Furniture and fixtures                                   7 years

      Impairment of Long-Lived Assets

      SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

      Revenue Recognition

      The Company will sell WiFi services under annual and monthly contracts. Under the annual contracts, the subscriber will pay a one-time fee, which will be recognized as revenue ratably over the life of the contract. Under the monthly contracts, the subscriber will be billed monthly and revenue will be recognized ratably over the month.

      Advertising and Marketing Costs

      The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense for the period from inception (September 16, 2003) to December 31, 2003 amounted to $0.

      Income Taxes

      The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Loss Per Share

      The Company reports loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no common equivalent shares issued by the Company at December 31, 2003.

      Comprehensive Loss

      Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from inception (September 16, 2003) to December 31, 2003, the Company has no items that represent other comprehensive income and, accordingly, has not included a schedule of comprehensive income in the financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

      Research and Development

      Research and development costs are expensed as incurred. The research and development expense in the accompanying financial statements for period from inception (September 16, 2003) to December 31, 2003 was all related to the contribution of research and development costs by the founding stockholders. The value recorded was the founding stockholders historical cost basis. The founding stockholder paid for these research and development costs via a non-monetary transaction in exchange for services, which were established at value of the services provided to an unrelated third party.

      Recently Issued Accounting Pronouncements

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

      During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions and is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

      During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

      In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 2003, consist of the following:

               Transmission equipment                                  $56,920
               Computers and office equipment                            8,165
                                                                       -------
                                                                        65,085

               Less accumulated depreciation and amortization            2,556
                                                                       -------
                                                                       $62,529
                                                                       =======

      Depreciation expense for the period from inception (September 16, 2003) to December 31, 2003 was $2,556. For the period from inception (September 16,
      2003) to December 31, 2003 the founding stockholders contributed property and equipment to the Company valued at $21,410, which was the founding stockholders' historical cost basis.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

NOTE 3 - STOCKHOLDERS' DEFICIT

      The Company's two stockholders (one of which is the Company's Chief Executive Officer) contributed property and equipment totaling $21,410 and research and development totaling $65,015 in exchange for 5,000,000 shares of the Company's common stock. The value attributed to the property and equipment, and the research and development was the historical cost basis of the contributing stockholders. In addition, the two stockholders also contributed an aggregate of $7,300 in cash to fund the Company's operations during the period from inception (September 16, 2003) to December 31, 2003. These contributions have been recorded as additional paid in capital.

NOTE 4 - INCOME TAXES

      The reconciliation of the effective income tax rate to the federal statutory rate for the period from inception (September 16, 2003) to December 31, 2003 is as follows:

      Federal income tax rate                                           (34.0%)
      State tax, net of federal benefit                                  (6.0%)
      Contributed research and development                               23.1%
      Accrued salary                                                     15.6%
      Increase in valuation allowance                                     1.3%
                                                                        -----
         Effective income tax rate                                        0.0%
                                                                        =====

      Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2003 are as follows:

      Deferred tax assets:

         Net operating loss carryforward                              $  2,000
         Accrued salary                                                 17,000
                                                                        19,000
                                                                      --------
      Less valuation allowance                                         (19,000)
                                                                      --------
                                                                      $     --
                                                                      ========

      At December 31, 2003, the Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the period from inception (September 16, 2003) to December 31, 2003 was an increase of approximately $19,000. Net operating loss carry forwards of approximately $4,000 expire starting in 2018.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

NOTE 5 - RELATED PARTY TRANSACTIONS

      Accrued salary is due to the Company's Chief Executive Officer for unpaid salary. As part of his salary, the Company's Chief Executive Officer will be providing certain office space for the Company.

      See Note 3 for certain related party transactions relating to stockholders' deficit.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

      Contracts

      The Company has a verbal agreement to pay its Chief Executive Officer a salary of $12,500 per month. The verbal agreement has no defined period of time.

NOTE 7- SUBSEQUENT EVENTS

      On February 4, 2003, the Company entered into a letter of intent to be acquired by Corridor Communications Corp. (formerly Amnis Systems, Inc.). Corridor Communications Corp. will issue 7,500,000 shares of its common stock in exchange for all the issued and outstanding shares of the Company.

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND
           CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                          COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                    CONTENTS

                                                                            Page
                                                                            ----

FINANCIAL STATEMENTS:

     Combined Balance Sheet as of December 31, 2003 (unaudited)             F-15
     Combined Statements of Operations for the year ended
       December 31, 2003 (unaudited)                                        F-16
     Combined Statements of Operations for the year ended
       December 31, 2002 (unaudited)                                        F-17
     Notes to Combined Financial Statements (unaudited)                     F-18

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND
           CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 2003
                                   (UNAUDITED)

                                                   AMNIS          CORRIDOR    ADJUSTMENTS   PRO FORMA
                                                ------------    ------------  -----------  -----------
                    ASSETS

CURRENT ASSETS
    Cash and cash equivalents                   $    453,434    $         67    $         $    453,501
    Account receivable                                81,564              --                    81,564
    Inventory                                         46,000              --                    46,000
    Prepaid expenses and other current assets         68,527              --                    68,527
                                                ------------    ------------    -------   ------------
TOTAL CURRENT ASSETS                                 649,525              67         --        649,592

PROPERTY AND EQUIPMENT                                    --          62,529 a   93,654        156,183
DEBT ISSUANCE COSTS                                  158,475              --                   158,475
                                                ------------    ------------    -------   ------------
TOTAL ASSETS                                    $    808,000    $     62,596    $93,654   $    964,250
                                                ============    ============    =======   ============

    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Stockholders' notes payable                 $    105,000    $         --    $         $    105,000
    Accounts payable                               1,969,528          37,500                 2,007,028
    Accrued salaries                               1,528,537          43,750                 1,572,287
    Accrued vacation                                 245,796              --                   245,796
    Accrued interest payable                         411,699              --                   411,699
    Convertible notes payable                        559,430              --                   559,430
    Deferred revenue                                  95,096                                    95,096
    Other accrued expenses                         1,390,188              --                 1,390,188
                                                ------------    ------------    -------   ------------
TOTAL CURRENT LIABILITIES                          6,305,274          81,250         --      6,386,524
                                                ------------    ------------    -------   ------------

DEFEREED REVENUE                                      79,151                                    79,151
CONVERTIBLE NOTES PAYABLE                          2,012,869                                 2,012,869
                                                ------------    ------------    -------   ------------
TOTAL LIABILITIES                                  8,397,294          81,250         --      8,478,544
                                                ------------    ------------    -------   ------------


STOCKHOLDERS' DEFICIT
    Preferred stock                                       --                                        --
    Common stock                                      24,941           5,000 a   (4,250)        25,691
    Additional paid-in capital                    30,434,583          88,725 a  (14,475)    30,508,833
    Accumulated deficit                          (38,048,818)       (112,379)a  112,379    (38,048,818)
                                                ------------    ------------    -------   ------------
TOTAL STOCKHOLDERS' DEFICIT                       (7,589,294)        (18,654)    93,654     (7,514,294)
                                                ------------    ------------    -------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT     $    808,000    $     62,596    $93,654   $    964,250
                                                ============    ============    =======   ============

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND
           CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                AMNIS         CORRIDOR  ADJUSTMENTS    PRO FORMA
                                                            -------------    ---------  -----------  -------------
SALES                                                       $   1,514,548    $      --   $           $   1,514,548

COST OF GOODS SOLD                                              1,084,067           --                   1,084,067
                                                            -------------    ---------   ---------   -------------
GROSS PROFIT                                                      430,481           --          --         430,481
                                                            -------------    ---------   ---------   -------------

OPERATING EXPENSES
    Research and development                                    1,091,393       65,015                   1,156,408
    Sales and marketing                                           798,225       47,364                     845,589
    General and administrative                                  3,116,345              b    28,681       3,145,026
                                                            -------------    ---------   ---------   -------------
TOTAL OPERATING EXPENSES                                        5,005,963      112,379      28,681       5,147,023
                                                            -------------    ---------   ---------   -------------

LOSS FROM OPERATIONS                                           (4,575,482)    (112,379)    (28,681)     (4,716,542)
                                                            -------------    ---------   ---------   -------------

OTHER INCOME (EXPENSE)
    Interest expense, net                                        (492,594)                                (492,594)
    Amortization of discount on convertible notes payable      (1,937,982)                              (1,937,982)
    Financing costs                                            (1,238,540)                              (1,238,540)
    Change in fair value of detachable warrants                  (299,831)                                (299,831)
    Loss on restructuring of business                            (892,524)                                (892,524)
    Other, net                                                     (1,036)                                  (1,036)
                                                            -------------    ---------   ---------   -------------
TOTAL OTHER INCOME (EXPENSE)                                   (4,862,507)          --          --      (4,862,507)
                                                            -------------    ---------   ---------   -------------

LOSS BEFORE PROVISION FOR INCOME TAXES                         (9,437,989)    (112,379)    (28,681)     (9,579,049)

PROVISION FOR INCOME TAXES                                             --           --          --              --
                                                            -------------    ---------   ---------   -------------
NET LOSS                                                    $  (9,437,989)   $(112,379)  $ (28,681)  $  (9,579,049)
                                                            =============    =========   =========   =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED               $       (0.08)                           $       (0.08)
                                                            =============                            =============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                           118,340,630                              125,840,630
                                                            =============                            =============

        See accompanying notes to combined pro forma financial statements

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND
           CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                   (UNAUDITED)

                                                                AMNIS         CORRIDOR  ADJUSTMENTS    PRO FORMA
                                                             ------------     --------  -----------   ------------
SALES                                                        $  2,240,135     $     --    $           $  2,240,135
COST OF GOODS SOLD                                              1,754,942           --                   1,754,942
                                                             ------------     --------    --------    ------------
GROSS PROFIT                                                      485,193           --          --         485,193
                                                             ------------     --------    --------    ------------

OPERATING EXPENSES
    Research and development                                    1,237,607           --                   1,237,607
    Sales and marketing                                         1,762,757           --                   1,762,757
    General and administrative                                  2,470,107             b     31,237       2,501,344
                                                             ------------     --------    --------    ------------
TOTAL OPERATING EXPENSES                                        5,470,471           --      31,237       5,501,708
                                                             ------------     --------    --------    ------------

LOSS FROM OPERATIONS                                           (4,985,278)          --     (31,237)     (5,016,515)
                                                             ------------     --------    --------    ------------

OTHER INCOME (EXPENSE)
    Interest expense, net                                        (485,999)                                (485,999)
    Amortization of discount on convertible notes payable      (3,858,770)                              (3,858,770)
    Financing costs                                            (2,115,073)                              (2,115,073)
    Gain on extinguishment of accounts payable                  1,115,787                                1,115,787
    Change in fair value of detachable warrants                 1,055,504                                1,055,504
    Other, net                                                    329,955                                  329,955
                                                             ------------     --------    --------    ------------
TOTAL OTHER INCOME (EXPENSE)                                   (3,958,596)          --          --      (3,958,596)
                                                             ------------     --------    --------    ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                         (8,943,874)          --     (31,237)     (8,975,111)

PROVISION FOR INCOME TAXES                                             --           --          --              --
                                                             ------------     --------    --------    ------------
NET LOSS                                                     $ (8,943,874)    $     --    $(31,237)   $ (8,975,111)
                                                             ============     ========    ========    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                $      (0.26)                            $      (0.21)
                                                             ============                             ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                            34,698,065                               42,198,065
                                                             ============                             ============

        See accompanying notes to combined pro forma financial statements

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                 NOTES TO PRO FORM COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On May 6, 2004, Corridor Communications Corp. ("Corridor-Delaware") purchased all the issued and outstanding shares of Corridor Communications Corporation ("Corridor") for 12,000,000 shares of Corridor-Delaware common stock. The accompanying pro forma combined balance sheet presents the accounts of Corridor-Delaware and Corridor as if the acquisition of Corridor by Corridor-Delaware occurred on December 31, 2003. The accompanying pro forma combined statements of operations present the accounts of Corridor-Delaware and Corridor for the years ended December 31, 2003 and 2002 as if the acquisition occurred on January 1, 2002.

The following adjustments would be required if the acquisition occurred as indicated above:

      a. To remove the stockholders' deficit of Corridor and to record the purchase price of 7,500,000 issued in the transaction valued at $0.01 per shares. The purchase price of $75,000 was allocated to the net assets acquired resulting in an increase in the property and equipment of $93,654.

      b. To record a full year of depreciation on Corridor's property and equipment (including the step up in basis of the property and equipment)